Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of China Agro Sciences Corp. (formerly M-GAB Development Corporation) (the “Company”) on Form S-8 of our report dated March 30, 2006, on the consolidated financial statements of the Company for the periods ended December 31, 2005 and 2004, which report is included in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 2006.

Ramirez International
Financial & Accounting Services, Inc.

/s/ Ramirez International

Irvine, California
July 24, 2006